UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2012

ALTRA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, Massachusetts 02184

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 917-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2012, the Personnel & Compensation Committee of the Board of Directors (the “Compensation Committee”) of Altra Holdings, Inc., a Delaware corporation (the “Company”), approved the 2012 compensation for the following named executive officers after a review of competitive market data. To assist in the review of competitive market data, the Compensation Committee enlisted the assistance of Frederic W. Cook & Co., Inc., an independent compensation consultant. For the year 2012, the named executive officers will receive base salaries and grants of restricted common stock as set forth below.

	September 30,	September 30,		September 30,	September 30,	September 30,
Officer	2011 Base Salary	2012 Base Salary		Percentage Increase	Number of Restricted Shares Granted	Stock Cash Value at Time of Grant

Carl R. Christenson	$525,000	$575,000	(1)	10.0%	40,398	$862,500
Christian Storch	$360,706	$371,527	(1)	3.0%	8,701	$185,764
Gerald P. Ferris	$218,545	$225,101	(1)	3.0%	3,690	$78,785
Glenn E. Deegan	$231,750	$250,000	(1)	8.0%	4,098	$87,500
Craig Schuele	$200,807	$210,000	(1)	5.0%	3,443	$73,500

(1)	Increase is effective as of January 1, 2012.

The restricted stock awards for each of the five named executive officers have a grant date of February 13, 2012 and will vest in equal installments on August 15, 2012, August 15, 2013, August 15, 2014 and August 15, 2015, respectively.

On February 13, 2012, the Compensation Committee of the Company also approved the 2012 target bonus percentage amounts for the named executive officers of the Company pursuant to the Company’s Management Incentive Compensation Program. The Compensation Committee established target bonus percentages for each of Carl R. Christenson, Christian Storch, Gerald P. Ferris, Glenn E. Deegan and Craig Schuele such that those executives may be entitled to receive a cash bonus equal to 75%, 50%, 50%, 45% and 45% of their 2012 base salary, respectively, subject to upward or downward adjustment by the Compensation Committee based on their respective individual and the Company’s performance in 2012. The Company’s performance is based on achievement of certain targeted amounts of adjusted EBTIDA, working capital management goals, and sales and earnings growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Holdings, Inc.

By:	/s/ Glenn E. Deegan
Name: Glenn E. Deegan
Title: Vice President, Legal and Human Resources,
General Counsel and Secretary

Date: February 17, 2012